Filed pursuant to Rule 424(b)(2)
Registration No. 333-252978

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 11, 2021)

TEXAS CAPITAL BANCSHARES, INC.

Depositary Shares Each Representing a 1/40th

Interest in a Share of                 % Fixed Rate Non-Cumulative

Perpetual Preferred Stock, Series B

We are offering                of our depositary shares (the “depositary shares”), each representing a 1/40th ownership interest in a share of our                 % fixed rate non-cumulative perpetual preferred stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share). As a holder of the depositary shares, you will be entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.

Holders of the Series B Preferred Stock will be entitled to receive, only when, as and if declared by our Board of Directors, or a duly authorized committee thereof, and to the extent we have funds legally available for the payment of dividends, cash dividends at a rate equal to                % per annum. When, as and if declared by our Board of Directors, or a duly authorized committee thereof, dividends will be payable from the date of issuance, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021 (each a “dividend payment date”). Upon payment of any dividends on the Series B Preferred Stock, the depositary will distribute to holders of depositary shares a proportionate payment.

Dividends on the Series B Preferred Stock will not be cumulative. If for any reason our Board of Directors or a duly authorized committee thereof does not declare a dividend on the Series B Preferred Stock for any dividend period, such dividend will not accrue or be payable, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period. Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules and regulations.

We may redeem the Series B Preferred Stock at our option, subject to prior regulatory approval, (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026, or (ii) in whole but not in part at any time within 90 days following a regulatory capital treatment event (as defined herein), in each case at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. If we redeem the Series B Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

Application will be made to list the depositary shares on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TCBIO.” Trading of the depositary shares is expected to commence within the 30-day period following the original issue date of the depositary shares. The Series B Preferred Stock will not have any voting rights, except as set forth under “Description of the Series B Preferred Stock—Voting Rights” beginning on page S-23.

We have granted the underwriters an option to purchase up to an additional                depositary shares, solely to cover over-allotments if any, within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discount and commission.

Investing in the depositary shares and the underlying Series B Preferred Stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Series B Preferred Stock are a savings account, deposit or other obligation of a bank and neither are insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

	Public Offering Price	Underwriting Discount and Commissions	Proceeds (Before Expenses)(1)
Per depositary share	$	$	$
Total	$	$	$

(1)	Assumes no exercise of the underwriters’ option described above.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A. on or about                 , 2021, which is the                business day following the date of the pricing of the depositary shares. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	UBS Investment Bank

Prospectus Supplement dated February                , 2021.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free-writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Texas Capital”, the “Company”, “issuer”, “we”, “us”, “our” or similar references mean Texas Capital Bancshares, Inc., which is a Delaware corporation and a financial holding company headquartered in Dallas, Texas, and its subsidiaries on a consolidated basis. References to “Texas Capital Bank” or “Bank” refer to Texas Capital Bank, National Association, which is our principal banking subsidiary.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Texas Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains this information at www.sec.gov. You can also find information about Texas Capital by visiting Texas Capital’s website at www.texascapitalbank.com. Information contained in these websites does not constitute part of this prospectus supplement.

The SEC allows Texas Capital to “incorporate by reference” information into this prospectus supplement. This means that Texas Capital can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus supplement is considered part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that Texas Capital has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about Texas Capital and Texas Capital’s financial condition:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Definitive Proxy Statement on Schedule 14A for TCBI’s 2020 Annual Meeting of Stockholders filed on September 10, 2020 and related definitive additional proxy materials; and

•	Current Report on Form 8-K filed on January 25, 2021.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling as specified below:

Texas Capital Bancshares, Inc.

Attention: Investor Relations

2000 McKinney Avenue, Suite 700,

Dallas, Texas 75201

(214) 932-6600

We have also filed a registration statement (No. 333-252978) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the depositary shares and the Series B Preferred Stock. The registration statement may contain additional information that may be important to you.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement the documents incorporated by reference herein and any oral statements and written made by or on behalf of us may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,,” “intend” and similar expressions. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Texas Capital cautions you not to place undue reliance on these statements. Any forward-looking statement speaks only as of the date on which it is made. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to:

•	the credit quality of our loan portfolio;

•

general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices;

•	the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the ongoing COVID-19 pandemic and any other pandemic, epidemic or health-related crisis;

•	expectations regarding rates of default and credit losses;

•	volatility in the mortgage industry;

•	our business strategies;

•	our expectations about future financial performance, future growth and earnings;

•	the appropriateness of our allowance for credit losses and provision for credit losses;

•	our ability to identify, attract and retain qualified employees;

•	the impact of changing regulatory requirements and legislative changes on our business;

•	increased competition from banking organizations and other financial service providers;

•	interest rate risk;

•	greater than expected costs or difficulties related to the integration of new lines of business, products or new service offerings;

•	technological changes;

•	the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third-party providers; and

•	our success at managing the risk and uncertainties involved in the foregoing items.

In addition, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking

S-iii

statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope, duration and severity of the COVID-19 pandemic, actions taken by governmental authorities and other parties in response to the COVID-19 pandemic, the scale of distribution and public acceptance of any vaccines for COVID-19 and the effectiveness of such vaccines in stemming or stopping the spread of COVID-19, and the direct and indirect impact of the COVID-19 pandemic on our customers, clients, third parties and us.

More information about these and other risks, uncertainties and assumptions that could cause results to differ materially from those in forward-looking statements, including those relating to the COVID-19 pandemic, can be found under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Texas Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and accompanying prospectus. There can be no assurance that any list of risks and uncertainties is exhaustive, and other factors could cause our results and financial condition to differ materially from those in forward-looking statements.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 to determine whether an investment in the depositary shares is appropriate for you.

Texas Capital Bancshares, Inc.

Texas Capital, a Delaware corporation organized in 1996, is the parent of Texas Capital Bank. The Company is a registered bank holding company and has elected to be a financial holding company. Texas Capital Bank is headquartered in Dallas, Texas, with primary banking offices in Austin, Dallas, Fort Worth, Houston and San Antonio, the five largest metropolitan areas of Texas. Substantially all of our business activities are conducted through Texas Capital Bank. We have focused on organic growth, maintenance of credit quality and recruiting and retaining experienced bankers with strong personal and professional relationships in their communities. At December 31, 2020, Texas Capital had consolidated total assets of approximately $37.7 billion.

Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 and our telephone number is (214) 932-6600. Our common stock trades on The Nasdaq Global Select Market under the symbol “TCBI”. Texas Capital employed approximately 1,618 full-time equivalent employees at December 31, 2020. We maintain a website at www.texascapitalbank.com. Information on our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus. For more information on Texas Capital, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Offering

Issuer	Texas Capital Bancshares, Inc., a Delaware corporation.

Securities Offered Hereby	depositary shares (or depositary shares if the underwriters exercise their option to purchase additional depositary shares in full), each representing a 1/40th ownership interest in a share of % fixed rate non-cumulative perpetual preferred stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share) of Texas Capital. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series B Preferred Stock represented by such depositary share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including with respect to dividends, voting, redemption and liquidation rights).

We may from time to time elect to issue additional shares of the Series B Preferred Stock and related depositary shares, and all such additional shares of Series B Preferred Stock and the related depositary shares will form a single series with the Series B Preferred Stock and the related depositary shares, respectively, offered by this prospectus supplement, provided that such additional shares will only be issued if they are fungible with the original shares for United States federal income tax purposes.

Underwriters’ Option	We have granted the underwriters an option to purchase up to an additional depositary shares, solely to cover over-allotments if any, within 30 days after the date of this prospectus supplement at the public offering price, less the applicable underwriting discount and commission.

Dividends	We will pay dividends on the Series B Preferred Stock, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, and to the extent that we have funds legally available for the payment of such dividends. Dividends will be payable from the date of issuance on the stated amount of $1,000 per share of the Series B Preferred Stock (the “stated amount”) (equivalent to $25 per depositary share) at a rate of % per annum, payable quarterly, in arrears, on each dividend payment date. See also “—Dividend Payment Dates” below. Upon payment of any dividends on the Series B Preferred Stock, the depositary will distribute to holders of depositary shares a proportionate payment.

Dividends on the Series B Preferred Stock are payable only when, as and if declared, and will not be cumulative or mandatory. If for any reason our Board of Directors or a duly authorized committee thereof does not declare a dividend on the Series B Preferred Stock in respect of a dividend period (as defined under “Description of the Series B

Preferred Stock—Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee thereof declares a dividend on the Series B Preferred Stock or any other class or series of our capital stock for any future dividend period.

While the Series B Preferred Stock is outstanding, unless dividends on all outstanding shares of Series B Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, acquisitions of, and dividends and distributions on, junior or parity stock, including our common stock, are permitted only under certain circumstances. See “Description of the Series B Preferred Stock—Dividends—Restrictions on Dividends, Redemption and Repurchases.”

Our ability to pay dividends on the Series B Preferred Stock depends on the ability of the Bank to pay dividends to us. The ability of Texas Capital and the Bank to pay dividends in the future is subject to bank regulatory requirements, including capital regulations and policies established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Office of the Comptroller of the Currency (the “OCC ”), as applicable. Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable Federal Reserve capital adequacy regulations and policies. See “Description of the Series B Preferred Stock—Dividends.”

Dividend Payment Dates	Dividends on the Series B Preferred Stock will be payable when, as and if declared by our Board of Directors, or a duly authorized committee thereof, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021 (each, a “dividend payment date”). If any date on which a dividend would otherwise be payable is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to the amount of dividends paid.

Redemption	The Series B Preferred Stock is perpetual and has no maturity date.

We may redeem the Series B Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026, or (ii) in whole, but not in part, at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series B Preferred Stock—Redemption”), in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series B Preferred

Stock, the depositary will redeem a proportionate number of depositary shares. The Series B Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series B Preferred Stock.

We must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity Tier 1 Capital or additional Tier 1 Capital, or demonstrate to the Federal Reserve that following such redemption we will continue to hold capital commensurate with our risk.

Holders of depositary shares should not expect that we will redeem any Series B Preferred Stock or related depositary shares.

Neither the holders of the Series B Preferred Stock nor holders of depositary shares will have any right to require the redemption or repurchase of the Series B Preferred Stock.

Any redemption of the Series B Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital adequacy rules of the Federal Reserve applicable to us and the redemption of the Series B Preferred Stock.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series B Preferred Stock are entitled to receive an amount per share equal to the stated amount of $1,000 per share (equivalent to $25 per depositary share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.

Distributions will be made only to the extent of our assets that are legally available for distribution to stockholders (i.e., after satisfaction of all our liabilities to creditors, if any), subject to the rights of holders of any securities ranking senior to the Series B Preferred Stock or pro rata as to the Series B Preferred Stock, our 6.50% non-cumulative perpetual preferred stock, series A, par value $0.01 per share, $25 liquidation preference per share (the “Series A Preferred Stock”) and any other shares of our stock ranking equally as to the distribution of our assets on our liquidation, dissolution or winding up, and before any distribution of assets is made to holders of our common stock or any other class or series of our stock that ranks junior to the Series B Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up.

Holders of the Series B Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we entered into a receivership, insolvency, liquidation or similar proceeding. In addition, holders of the Preferred

Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Voting Rights	None, except (i) with respect to authorizing, creating or increasing the authorized amount of stock ranking senior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) with respect to certain material adverse changes in the terms of the Series B Preferred Stock, (iii) in the case of certain share exchanges, reclassifications, mergers and consolidations and other transactions, (iv) in the case of certain dividend non-payments or (v) as otherwise required by the Delaware General Corporation Law or NASDAQ. See “Description of the Series B Preferred Stock—Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting of the Series B Preferred Stock” below.

Ranking	With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, shares of the Series B Preferred Stock will rank:

•

senior to our common stock and any class or series of our stock that ranks junior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up (“junior stock”);

•

on a parity with the Series A Preferred Stock and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock at the time outstanding and entitled to vote, voting together as a single class with any other series of preferred stock entitled to vote thereon), as provided in the certificate of designations relating to such preferred stock or otherwise; and

•	junior to all existing and future indebtedness and other non-equity claims.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up of the Company only out of funds legally available for such payment (i.e., after satisfaction of all our liabilities to creditors, if any) and pro rata as to the Series A Preferred Stock, the Series B Preferred Stock and any other class or series of our stock that ranks on a parity with the Series B Preferred Stock in the payment of current dividends (“dividend parity stock”) and distributions upon any liquidation, dissolution or winding up of the Company, as applicable.

No Maturity	The Series B Preferred Stock does not have any maturity date, and we are not required to redeem the Series B Preferred Stock at any time.

Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it after receiving any required prior approval of the Federal Reserve.

Preemptive and Conversion Rights	None.

NASDAQ Listing	We intend to apply to list the depositary shares on NASDAQ under the symbol “TCBIO.” If the application to list is approved, trading of the depositary shares on NASDAQ is expected to begin within 30 days after they are first issued. However, there can be no assurance that the depositary shares will be listed and, if listed, that they will continue to be listed.

Tax Consequences	If you are a noncorporate United States holder (as defined below under “Material United States Federal Income Tax Consequences”), dividends paid to you will generally qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends received by you will generally be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a Non-United States holder (as defined below under “Material United States Federal Income Tax Consequences”), dividends paid to you generally are subject to United States federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series B Preferred Stock and depositary shares, see “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. We intend to also use a portion of the net proceeds from this offering, together with cash on hand, to redeem, in whole or in part and subject to receipt of all applicable regulatory approvals, the Series A Preferred Stock in accordance with its terms. See “Use of Proceeds.”

Depositary	Computershare Trust Company, N.A. and Computershare Inc., acting jointly.

Transfer Agent & Registrar	Computershare Trust Company, N.A. and Computershare Inc., acting jointly.

Risk Factors	Investing in the depositary shares representing interests in the Series B Preferred Stock involves risk. You should carefully consider all of the information in this prospectus supplement and any applicable final term sheet. In particular, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference herein before deciding to invest in the depositary shares.

RISK FACTORS

Your investment in the depositary shares involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Series B Preferred Stock and/or the depositary shares and others of which relate to the Company. You should carefully consider the risks described below and the risk factors, including those related to the COVID-19 pandemic, included in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition, results of operations or prospects could result in a decline in the value of the depositary shares and the loss of all or part of your investment.

The depositary shares are fractional interests in the shares of the Series B Preferred Stock. You are making an investment decision with respect to both securities.

We are issuing fractional interests in shares of the Series B Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the payments it receives on the Series B Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

The depositary shares and the Series B Preferred Stock are not insured deposits.

The depositary shares and the Series B Preferred Stock are not bank deposits and are not insured or guaranteed by the FDIC or any other government agency. An investment in the depositary shares has risks, and you may lose your entire investment.

Dividends on the Series B Preferred Stock will not be cumulative or mandatory, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.

Dividends on the Series B Preferred Stock will not be cumulative or mandatory. If our Board of Directors (or any duly authorized committee thereof) does not authorize and declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors, or a duly authorized committee thereof, declares a dividend on the Series B Preferred Stock or any other class or series of our capital stock for any future dividend period.

In addition, if and to the extent payment of dividends on the Series B Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares representing interests in the Series B Preferred Stock will not be entitled to receive any dividend for that dividend period.

Under the Federal Reserve’s current capital rules and policies applicable to us and the Bank, we may pay dividends on the Series B Preferred Stock only out of our net income, retained earnings or surplus related to other additional Tier 1 Capital instruments. Generally, Federal Reserve policy states that dividends should be paid only from current earnings, absent prior non-objection from the Federal Reserve. In addition, the Federal Reserve’s capital rules include a capital conservation buffer. The buffer can be satisfied only with common equity Tier 1, or “CET1,” capital. If our capital ratios do not satisfy minimum requirements plus the capital conservation buffer, we will face graduated constraints on, among other things, capital distributions (including dividends on the Series B Preferred Stock) based on the amount of the shortfall and the amount of our “eligible retained income.” Effective October 8, 2020, the Federal Reserve and the other federal banking regulators adopted a final rule that revises the definition of “eligible retained income” to allow banking organizations to more freely use their capital buffers to promote lending and other financial intermediation activities, by making the limitations on capital distributions more gradual. The eligible retained income is now the greater of (i) net income for the four preceding quarters, net of distributions and associated tax effects not reflected in net income; and (ii) the average of all net income over the preceding four quarters. The final rule only affects the capital buffers, and banking organizations are encouraged to make prudent capital distribution decisions.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series B Preferred Stock.

When dividends are not paid in full upon the Series B Preferred Stock and any dividend parity stock (including the Series A Preferred Stock), all dividends declared upon the Series B Preferred Stock and dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series B Preferred Stock, and accrued dividends, including any accumulations, if any, on dividend parity stock bear to each other. Therefore if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series B Preferred Stock.

The Series B Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness and our ability to pay dividends on the Series B Preferred Stock may be limited by regulatory practices and requirements.

The shares of the Series B Preferred Stock will be equity interests in Texas Capital and will not constitute indebtedness. This means that the Series B Preferred Stock and the related depositary shares will rank junior to all existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. As of December 31, 2020, our total liabilities, including deposits, wholesale borrowings and debentures, were approximately $34.9 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series B Preferred Stock. In addition, holders of the Series B Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series B Preferred Stock, (i) dividends will be payable only when, as and if declared by our Board of Directors (or a duly authorized committee thereof); (ii) dividends will not accumulate if they are not declared; and (iii) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. As a bank holding company, our ability to declare and pay dividends is also dependent on certain federal regulations and policies. Further, the Series B Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of dividend parity stock and junior stock described under “Description of the Series B Preferred Stock—Dividends” and the limited voting rights referred to below under “Description of the Series B Preferred Stock—Voting Rights.”

We are a holding company and are dependent on dividends from our bank subsidiary to meet our obligations, including our obligations with respect to our securities, and to provide funds for payment of dividends to our stockholders.

We are a regulated bank holding company separate and distinct from our subsidiaries and we conduct substantially all of our operations through the Bank. As a result, our ability to make dividend payments on the Series B Preferred Stock will depend primarily upon the receipt of dividends and other distributions from the Bank and our other subsidiaries. If we do not receive sufficient cash dividends and other distributions from the Bank or our other subsidiaries, it is unlikely that we will have sufficient funds to make dividend payments on the Series B Preferred Stock. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, federal regulators have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of the Bank, it may be deemed an unsafe or unsound practice if the Bank were to pay dividends to us. Office of the Comptroller of the Currency (“OCC”) policy generally requires that insured banks only pay dividends out of current operating earnings. Payment of dividends could also be subject to regulatory limitations if the Bank fails to satisfy the minimum requirements and applicable buffers under the OCC’s capital adequacy regulations or becomes “under-capitalized” for purposes of the “prompt corrective action” regulations of the OCC. Additionally, limits exist on banks paying dividends in excess of net income for specified periods and in excess of retained earnings.

Because we are a holding company, our rights and the rights of the holders of the Series B Preferred Stock to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank, its depositors), in addition to our creditors. The rights of holders of the Series B Preferred Stock and of the depositary shares to benefit from those distributions will also be junior to those prior claims and the claims of our creditors. Consequently, the Series B Preferred Stock and the depositary shares will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of December 31, 2020, our total liabilities, including deposits, wholesale borrowings and debentures, were approximately $34.9 billion.

The Series B Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series B Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series B Preferred Stock. It is possible that we may authorize and issue such shares without your vote or consent, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B Preferred Stock is required to authorize or issue any shares of senior stock as described under “Description of the Series B Preferred Stock—Voting Rights.” The terms of any future preferred stock expressly senior to the Series B Preferred Stock may restrict dividend payments on the Series B Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series B Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series B Preferred Stock, and no shares of the Series B Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series B Preferred Stock not being paid to you.

Investors should not expect us to redeem the Series B Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

Subject to the prior approval of the Federal Reserve, we may redeem the Series B Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series B Preferred Stock for any reason, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of the Series B Preferred Stock—Redemption.”

The Series B Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders of the Series B Preferred Stock or the holders of the depositary shares offered hereby. The Series B Preferred Stock may be redeemed by us at our option with the prior approval of the Federal Reserve or any successor appropriate federal banking agency, (i) either in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series B Preferred Stock—Redemption”). Any decision we may make at any time to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series B Preferred Stock. See “—Our right to redeem the Series B Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve” below.

We may be able to redeem the Series B Preferred Stock prior to June 15, 2026. On or after June 15, 2026, we may redeem the Series B Preferred Stock on any dividend payment date.

By its terms, the Series B Preferred Stock may be redeemed by us prior to June 15, 2026 only upon the occurrence of certain events involving the capital treatment of the Series B Preferred Stock and prior Federal Reserve approval. In particular, upon our determination in good faith that an event has occurred that would constitute a regulatory capital treatment event (as defined under “Description of the Series B Preferred Stock—Redemption”), we may, at our option, redeem in whole, but not in part, the shares of Series B Preferred Stock, subject to the approval of the Federal Reserve or any successor appropriate federal banking agency. The terms of the Series B Preferred Stock have been established to satisfy the criteria for “Tier 1 Capital” instruments set forth in the capital adequacy rules of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking regulator or agency) applicable to bank holding companies (the “Capital Rules”). However, it is possible that the Series B Preferred Stock may not satisfy the criteria for Tier 1 Capital instruments set forth in the Capital Rules as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series B Preferred Stock, or as a result of future changes in law or regulation. A “regulatory capital treatment event,” such as a change or proposed change in law or regulation after the original issue date with respect to whether the Series B Preferred Stock qualifies as a Tier 1 Capital instrument, could occur, which would give us the right, subject to prior approval of the appropriate federal banking agency, to redeem the Series B Preferred Stock in accordance with its terms prior to June 15, 2026 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date.

Our right to redeem the Series B Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve.

Our right to redeem the Series B Preferred Stock is subject to limitations. Any redemption of the Series B Preferred Stock is subject to prior approval of the Federal Reserve. In addition, under the Capital Rules, before we can redeem Series B Preferred Stock, or immediately thereafter, we must either replace the Series B Preferred Stock to be redeemed with an equal amount of common equity Tier 1 or additional Tier 1 Capital instruments, or demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk. We cannot assure you that the Federal Reserve will approve any redemption of the Series B Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing it with securities that qualify as common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. In such case, under such current rules and regulations, we must demonstrate that we will continue to hold capital commensurate with our risk to the satisfaction of the Federal Reserve. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Holders of the Series B Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Series B Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Series B Preferred Stock will have voting rights only (i) with respect to authorizing, creating or increasing the authorized amount of stock ranking senior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) with respect to certain material adverse changes in the terms of the Series B Preferred Stock, (iii) in the case of certain share exchanges, reclassifications, mergers and consolidations and other transactions or (iv) as otherwise required by the Delaware General Corporation Law or NASDAQ. Additionally, if dividends on the Series B Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series B Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Series B Preferred Stock with similar voting rights will generally be entitled to vote for the election of two additional directors. See “Description of the Series B Preferred Stock—Voting Rights.”

Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series B Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series B Preferred Stock. While the depositary will vote the maximum number of whole shares of Series B Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

Additional offerings of debt, which would be senior to the Series B Preferred Stock upon liquidation, or equity securities may adversely affect the market price of the depositary shares.

We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock, securities convertible into preferred stock or common stock, and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of the Series B Preferred Stock.

We cannot assure you that a liquid trading market for the depositary shares will develop or be maintained, and you may find it difficult to sell your depositary shares.

The depositary shares are a new issue with no established trading market. Application will be made to list the depositary shares on NASDAQ under the symbol “TCBIO.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on NASDAQ to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so, and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

The amount of your liquidation preference is fixed and you have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per depositary share, plus an amount equal to all declared and unpaid dividends thereon to, but not including, the date of liquidation. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you have no right to receive or to participate in these amounts. In addition, if the market price of your depositary shares is greater than the liquidation preference, you have no right to receive the market price from us upon our liquidation.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series B Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the depositary shares and the Series B Preferred Stock;

•	prevailing interest rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares, whether in this offering or in the secondary market, if one develops.

Credit ratings may not reflect all risks associated with an investment in the Series B Preferred Stock and the depositary shares.

Credit rating agencies rate our Series B Preferred Stock and our depositary shares on factors that include our results of operations, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing Texas Capital on a watch list for possible future downgrading. Downgrading the credit rating of our depositary shares or placing Texas Capital on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the depositary shares.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Series B Preferred Stock, based on their overall view of our industry. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Series B Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our depositary shares.

We may in the future determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to raise additional capital. Our Board of Directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Series B Preferred Stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. Although the approval of holders of depositary shares representing interests in the Series B Preferred Stock will be needed to issue any equity security ranking above the Series B Preferred Stock, if we issue preferred stock in the future that has preference over our Series B Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series B Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of our depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of this offering or other offerings, as well as other sales of a large block of depositary shares, Series B Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series B Preferred Stock are not entitled to preemptive rights or other protections against dilution.

Holders of the Series B Preferred Stock or depositary shares representing interests in the Series B Preferred Stock may be unable to use the dividends-received deduction.

Distributions on the Series B Preferred Stock paid to corporate United States holders of the Series B Preferred Stock or depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for United States federal income tax purposes. Although we presently have current or accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Series B Preferred Stock to qualify as dividends for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences.” If any distributions on the Series B Preferred Stock with respect to any taxable year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares and the Series B Preferred Stock may decline.

USE OF PROCEEDS

We expect net proceeds of this offering, after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, will be approximately $        . We intend to use the net proceeds from this offering for general corporate purposes. We intend to also use a portion of the net proceeds from this offering, together with cash on hand, to redeem, in whole or in part and subject to receipt of all applicable regulatory approvals, our 6.50% non-cumulative perpetual preferred stock, series A, par value $0.01 per share, $25 liquidation preference per share, in accordance with its terms. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Series A Preferred Stock and does not constitute a redemption notice for the Series A Preferred Stock.

CAPITALIZATION

The following table sets forth our liabilities and equity and capital ratios as of December 31, 2020 on an actual basis, as adjusted to reflect this offering. You should read this table in conjunction with our consolidated financial statements and the notes thereto included in the documents incorporated by reference into this prospectus supplement.

	Actual	As Adjusted[1]
(in thousands, except percentage data)
Liabilities
Deposits	30,996,589	30,996,589
Borrowed funds	3,111,751	3,111,751
Senior and subordinated debt	395,896	395,896
Accrued interest payable and other liabilities	350,636

Total Liabilities	34,854,872

Equity
Common stock at par $0.01 (100,000,000 shares authorized; 50,470,867 shares issued)	504	504
Series A Preferred Stock, $25 liquidation preference per share (6,000,000 issued)	150,000	150,000
Series B Preferred Stock, $1,000 liquidation preference per share (no shares outstanding (actual), and outstanding (as adjusted))	—
Additional paid-in capital	991,898
Retained earnings	1,713,056	1,713,056
Accumulated other comprehensive income, net of tax	15,774	15,774
Treasury stock: 417 at cost	(8)	(8)

Total Equity	2,871,224

Risk-based capital ratios:
Common equity Tier 1 to risk-weighted assets	9.35%
Tier 1 Capital to risk-weighted assets	10.25%
Total capital to risk-weighted assets	12.08%

1

This column does not reflect the redemption of our Series A Preferred Stock. Our risk-based capital ratios as of December 31, 2020, on an actual basis, as adjusted to reflect this offering and the redemption of all of our outstanding Series A Preferred Stock, aggregate liquidation preference of $150 million, would be as follows:

Common equity Tier 1 to risk-weighted assets percentage of                 %

Tier 1 capital to risk-weighted assets percentage of                 %

Total capital to risk-weighted assets percentage of                 %

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The following is a brief description of the material terms of the Series B Preferred Stock. The following description does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), including the Certificate of Designations relating to the Series B Preferred Stock (the “Certificate of Designations”), copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law.

General

The Series B Preferred Stock is a single series of our authorized preferred stock. We are offering                depositary shares (or                depositary shares, if the underwriters exercise their option to purchase additional depositary shares in full), representing fractional interests in                shares of the Series B Preferred Stock (or                shares of the Series B Preferred Stock if the underwriters exercise their option in full) by this prospectus supplement and the accompanying prospectus. Shares of the Series B Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Series B Preferred Stock, and all references in this prospectus supplement to the holders of the Series B Preferred Stock shall mean the depositary. The holders of depositary shares will be entitled through the depositary to exercise their proportional rights and preferences of the Series B Preferred Stock, as described in the section entitled “Description of the Depositary Shares” in this prospectus supplement.

The Series B Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of other securities of the Company. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of the Company to redeem, retire or repurchase the Series B Preferred Stock. The Series B Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The number of designated shares of the Series B Preferred Stock initially is                and the “stated amount” per share is $1,000. The number of designated shares may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by resolution of our Board of Directors (or a duly authorized committee thereof), without the vote or consent of the holders of the Series B Preferred Stock. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of Series B Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Series B Preferred Stock and the related depositary shares either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series B Preferred Stock, provided that such additional shares of Series B Preferred Stock will only be issued if they are fungible with the original shares for United States federal income tax purposes. The additional shares of Series B Preferred Stock and the related depositary shares will form a single series with the Series B Preferred Stock and the related depositary shares, respectively, offered by this prospectus supplement. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, except that shares of Series B Preferred Stock issued in connection with the exercise by the underwriters of their option to purchase additional depositary shares may be issued within 30 days of the date of this prospectus supplement, and those shares will be entitled to dividends, if any, from the date of original issuance of the Series B Preferred Stock.

Ranking

With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, the Series B Preferred Stock will rank:

•

senior to our common stock and any class or series of our stock that ranks junior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up (“junior stock”);

•

on a parity with the Series A Preferred Stock and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock at the time outstanding and entitled to vote, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock)), as provided in the certificate of designations relating to such preferred stock or otherwise; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

General

Dividends on the Series B Preferred Stock will not be cumulative or mandatory. If our Board of Directors, or a duly authorized committee thereof, does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors, or a duly authorized committee thereof, declares a dividend on the Series B Preferred Stock or any other class or series of our capital stock for any future dividend period. A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series B Preferred Stock.

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, or a duly authorized committee thereof, only out of funds legally available for the payment of dividends, non-cumulative cash dividends payable on the stated amount of $1,000 per share at a rate of                % per annum, and no more, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each such date, a “dividend payment date”), with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date. In the event that we issue additional shares of Series B Preferred Stock after the original issue date, those shares will be entitled to dividends that are declared on or after the date they are issued, provided that any shares of Series B Preferred Stock issued in connection with the exercise by the underwriters of their option to purchase additional depositary shares may be issued within 30 days of the date of this prospectus supplement, and those shares will be entitled to dividends, if any, from the date of original issuance of the Series B Preferred Stock.

If any dividend payment date is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to, or interest on, the amount of dividends paid. We will not pay interest or any sum of money instead of interest on any dividend, or in lieu of dividends not declared. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York or Dallas, Texas, are closed.

Dividends will be payable to holders of record of Series B Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 60 days nor less than 10 days before the applicable dividend payment date, as shall be fixed by our Board of Directors, or a duly authorized committee thereof, in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the Series B Preferred Stock.

Dividends payable on the Series B Preferred Stock will be calculated for each dividend period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series B Preferred Stock called for redemption.

Restrictions on Dividends, Redemptions and Repurchases

The Company’s ability to pay dividends on the Series B Preferred Stock depends on the ability of the Bank to pay dividends to the Company. The ability of the Company and the Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve and the OCC, as applicable.

So long as any share of Series B Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series B Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:

•

no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

•

no monies may be paid or made available for a sinking fund for the redemption or retirement of any junior stock nor shall any shares of junior stock be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to or during the most recently completed preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

•

no monies may be paid or made available for a sinking fund for the redemption or retirement of any parity stock nor shall any shares of parity stock, including the Series A Preferred Stock, be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) any purchase or other acquisition of shares of Series B Preferred Stock and parity stock in accordance with a purchase offer made in writing or by publication (as determined by our Board of Directors, or a duly authorized committee thereof), to all holders of such shares on such terms as our Board of Directors (or a duly authorized committee thereof), after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to or during the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians).

If our Board of Directors (or a duly authorized committee thereof) elects to declare only partial instead of full dividends for a dividend payment date and the related dividend period on the shares of Series B Preferred Stock or any class or series of our stock that ranks on a parity with the Series B Preferred Stock in the payment of current dividends, including the Series A Preferred Stock, then, to the extent permitted by the terms of the Series B Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of Series B Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our Board of Directors (or a duly authorized committee thereof) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series B Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series B Preferred Stock.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of the Company that ranks on a parity with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company. As used in this prospectus supplement, “dividend parity stock” means any class or series of our stock that ranks on a parity with the Series B Preferred Stock in the payment of current dividends. As of the date of this prospectus supplement, we have issued 6,000,000 shares of Series A Preferred Stock, which is parity stock as defined in this prospectus supplement. See “—Other Preferred Stock” below.

As used in this prospectus supplement, “senior stock” means any other class or series of stock of the Company ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, there are no series of senior stock outstanding. See “—Other Preferred Stock” below.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors, or a duly authorized committee thereof, may be declared and paid on our common stock and any other junior stock from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules.

Redemption

Optional Redemption

The Series B Preferred Stock is perpetual and has no maturity date. The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series B Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25 per depositary share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Neither the holders of Series B Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series B Preferred Stock, and should not expect such redemption or repurchase. Notwithstanding the foregoing, we may not redeem shares of the Series B Preferred Stock without having received the prior approval of the “appropriate federal banking agency” with respect to us, as defined in Section 3(q) of the Federal Deposit Insurance Act, or any successor provision (the “appropriate federal banking agency”), if then required under capital rules applicable to us. Our appropriate federal banking agency is the Federal Reserve.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Series B Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Such redemption shall be subject to prior approval of the Federal Reserve, if the Series B Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.

A “regulatory capital treatment event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series B Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full Stated Amount of $1,000 per share of Series B Preferred Stock then outstanding as Tier 1 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date.

Redemption Procedures

If shares of the Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are held in book-entry form through DTC or any other similar facility, we may give such notice at such time and in any manner permitted by such facility). Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Series B Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed from the holder;

•	the redemption price;

•	the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on the redemption date.

If notice of redemption of any shares of Series B Preferred Stock has been duly given and if on or before the redemption date specified in the notice all funds necessary for such redemption have been irrevocably set aside by us separate and apart from our other assets, in trust for the pro rata benefit of the holders of any shares of Series B Preferred Stock so called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series B Preferred Stock are issued in certificated form, on and after the redemption date, unless we default in the payment of the redemption price of the shares of the Series B Preferred Stock called for redemption, dividends will cease to accrue on all shares of Series B Preferred Stock so called for redemption, and all such shares of Series B Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights of the holders of such shares with respect to such shares will terminate, including rights described under “—Voting Rights” below, except the right to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares. See “Description of Depositary Shares” in this prospectus supplement for information about redemption of the depositary shares relating to the Series B Preferred Stock.

The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series B Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof (or, if the Depositary Shares are issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility), our Board of Directors, or a duly authorized committee thereof, shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series B Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Under the Federal Reserve’s current capital regulations applicable to bank holding companies, any redemption of the Series B Preferred Stock is subject to prior approval by the Federal Reserve and the Company must either replace the shares to be redeemed with an equal amount of Tier 1 Capital or additional Tier 1 Capital or demonstrate to the Federal Reserve that the Company will continue to hold capital commensurate with its risk. See “Risk Factors—We may be able to redeem the Series B Preferred Stock prior to June 15, 2026. On or after

June 15, 2026, we may redeem the Series B Preferred Stock on any dividend payment date.” Any redemption of the Series B Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth by the Federal Reserve applicable to redemption of the Series B Preferred Stock.

The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of the Series B Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, before any distribution or payment out of our assets may be made to or set aside for the holders of any junior stock, holders of the Series B Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount of $1,000 per share (equivalent to $25 per depositary share), together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the date of such payment (the “liquidation preference”). Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preference in full to all holders of the Series B Preferred Stock and all holders of any class or series of our stock that ranks on parity with the Series B Preferred Stock in the distribution of assets on liquidation (“liquidation preference parity stock”), including the Series A Preferred Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all liquidation preference parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Series B Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series B Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and all holders of any liquidation preference parity stock, the holders of our junior stock will be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, the merger, consolidation or other business combination of the Company with any other entity, including a transaction in which the holders of Series B Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.

Because we are a holding company, our rights and the rights of our creditors and our stockholder, including the holders of the Series B Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below or otherwise required by law, the holders of the Series B Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment of Dividends

If and whenever dividends payable on Series B Preferred Stock or any class or series of parity stock having voting rights equivalent to those described in this paragraph (“voting parity stock”), including the Series A Preferred Stock, have not been declared and paid (or, in the case of voting parity stock bearing dividends on a cumulative basis, shall be in arrears) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent, whether or not consecutive (a “nonpayment event”), the number of directors on the Board of Directors shall automatically be increased by two and the holders of Series B Preferred Stock, together with the holders of any outstanding voting parity stock then entitled to vote for additional directors, voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “preferred stock directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our Board of Directors shall at no time include more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to like voting rights).

In the event that the holders of Series B Preferred Stock and such other holders of voting parity stock shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, such directors shall be initially elected following such nonpayment event only at a special meeting called at the request of the holders of record of at least 10% of the stated amount of the Series B Preferred Stock and each other series of voting parity stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment event shall be made by written notice, signed by the requisite holders of Series B Preferred Stock or voting parity stock, and delivered to our Corporate Secretary in such manner as provided for in the Certificate of Designations, or as may otherwise be required or permitted by applicable law. If our Corporate Secretary fails to call a special meeting for the election of the preferred stock directors within 20 days of receiving proper notice, any holder of Series B Preferred Stock or voting parity stock may call such a meeting at our expense solely for the election of the preferred stock directors, and for this purpose and no other (unless provided otherwise by applicable law) such Series B Preferred Stock holder shall have access to our stock ledger.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B Preferred Stock and voting parity stock, voting together as a single class in proportion to their respective stated amounts. The preferred stock directors elected at a special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as described below. In case any vacancy shall occur among the preferred stock directors, a successor shall be elected by our Board of Directors to serve until the next annual meeting of the stockholders on the nomination of the then remaining preferred stock director or, if no preferred stock director remains in office, by a plurality of the votes cast by the holders of record of the outstanding shares of Series B Preferred Stock and such voting parity stock for which dividends have not been paid, voting as a single class in proportion to their respective stated amounts, provided that the election of any such directors shall not cause us to violate the corporate governance requirement of NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. The preferred stock directors shall each be entitled to one vote per director on any matter that shall come before our Board of Directors for a vote.

When (i) dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series B Preferred Stock on four consecutive dividend payment dates following a nonpayment event and (ii) the rights of holders of any voting parity stock to participate in electing the preferred stock directors shall have ceased, the right of holders of the Series B Preferred Stock to participate in the election of preferred stock directors shall cease (but subject always to the revesting of such voting rights in the case of any future nonpayment event), the terms of office of all the preferred stock directors shall immediately terminate, and the number of directors constituting our Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.

In addition, if and when the rights of holders of Series B Preferred Stock terminate for any reason, including under circumstances described above under “—Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date) and the terms of any additional directors elected by the holders of Series B Preferred Stock and any voting parity stock shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of voting parity stock have similarly terminated.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock (including the Series B Preferred Stock) are or become entitled to vote for the election of directors, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.

Other Voting Rights

So long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B Preferred Stock, voting together with any other series of preferred stock that would be adversely affected in substantially the same manner and entitled to vote as a single class in proportion to their respective stated amounts (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to:

•

amend or alter our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend, alter or repeal the provisions of our Certificate of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock, taken as a whole; provided, however, that any amendment to authorize or create, or increase the authorized amount of, any class or series of stock that does not rank senior to the Series B Preferred Stock in either payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to affect adversely the powers, preferences, privileges or rights of the Series B Preferred Stock; or

•

consummate (i) a binding share-exchange or reclassification involving the Series B Preferred Stock or (ii) a merger or consolidation of the Company with or into another entity (whether or not a corporation), unless in each case (A) the shares of the Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the Series B Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

Without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series B Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect the redemption.

Voting Rights under Delaware Law

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Certificate of Incorporation.

Other Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our stockholders. Our Board of Directors or a duly authorized committee thereof can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, par value $0.01 per share, which may be designated and issued in one or more series.

Series A Preferred Stock. We have issued 6,000,000 shares of Series A Preferred Stock, with a liquidation preference of $25 per share. The Series A Preferred Stock is not convertible into our common stock or any other class or series of our securities and is not subject to any sinking fund or other similar obligation for repurchase or retirement. Dividends on the Series A Preferred Stock, if declared, are payable quarterly on March 15, June 15, September 15 and December 15 of each year, at a fixed rate per annum equal to 6.50%. Dividends on the shares of Series A Preferred Stock are non-cumulative. Shares of the Series A Preferred Stock have priority over our common stock with regard to the payment of dividends. The Series A Preferred Stock is redeemable at our option (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2018 or (ii) in whole, but not in part, at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $25 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. The Series A Preferred Stock does not have any voting rights other than with respect to certain limited matters, including the right (together with all other holders of preferred stock) to elect two directors if we fail to pay for the equivalent of six full quarterly dividend payments, whether or not for consecutive periods, the right to vote on certain matters that could adversely affect the holders of the Series A Preferred Stock and on certain other matters to the extent required by law. The Series A Preferred Stock is parity stock, dividend parity stock, liquidation preference parity stock and voting parity stock, in each case as defined in this prospectus supplement.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc. will be the joint depositary and transfer agent and registrar for the Series B Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series B Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

Preemptive and Conversion Rights

The holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

DESCRIPTION OF THE DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to the Series B Preferred Stock.

General

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series B Preferred Stock. As described above under “Description of the Series B Preferred Stock”, we are issuing depositary shares representing proportional fractional interests in shares of the Series B Preferred Stock. Each depositary share represents a 1/40th ownership interest in a share of Series B Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series B Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A. and Computershare Inc., acting as joint depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series B Preferred Stock represented by such depositary share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement” in this prospectus supplement.

Immediately following the issuance of the Series B Preferred Stock, we will deposit the Series B Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information” in this prospectus supplement.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary without the consent of the holders of depositary receipts. However, any amendment that will materially and adversely alter the rights of the holders of depositary receipts will not be effective unless the holders of at least two-thirds of the affected depositary shares then outstanding approve the amendment. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipts, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.

We will make no amendment that impairs the right of any holder of depositary shares to receive shares of the Series B Preferred Stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency, or commission, or applicable securities exchange.

The Deposit Agreement may be terminated:

•	if all outstanding depositary shares have been redeemed pursuant to the Deposit Agreement;

•

if there shall have been a final distribution made in respect of the Series B Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing depositary shares pursuant to the terms of the Deposit Agreement; or

•	upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the depositary shares outstanding.

We may terminate the Deposit Agreement at any time, and the depositary will give notice of that termination to the holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the Series B Preferred Stock as are represented by those depositary shares.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series B Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock to the record holders of depositary shares relating to the underlying Series B Preferred Stock in proportion to the number of depositary shares held by the holders. If the Company makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Series B Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series B Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Series B Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, on the shares of the Series B Preferred Stock.

Whenever we redeem shares of Series B Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series B Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. In any case, the depositary will redeem the depositary shares only in increments of 40 depositary shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Stock and the related depositary shares.

Voting of the Series B Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Series B Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series B Preferred Stock are entitled to a vote, as described above in “Description of the Series B Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series B Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series B Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series B Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc. will be the joint depositary and transfer agent and registrar for the depositary shares. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of the prior depositary’s removal.

Form and Notices

The Series B Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement” in this prospectus supplement. The depositary will forward to the holders of the depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series B Preferred Stock.

Listing of Depositary Shares

Application will be made to list the depositary shares on NASDAQ under the symbol “TCBIO.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on NASDAQ to begin within the 30-day period following the original issue date. Listing of the depositary shares on NASDAQ does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series B Preferred Stock except as represented by the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC, or any successor or nominee, is the registered owner of the global depositary receipts representing the depositary shares, DTC or its successor or nominee, as the case may be, will be considered the sole owner and holder of all global depositary receipts and all depositary shares represented by those receipts for all purposes under the Deposit Agreement. Except as set forth below, owners of beneficial interests in the depositary shares will not be entitled to have depositary shares represented by such depositary receipts registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders of the global depositary receipts or the depositary shares represented by those receipts for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or its successor or nominee would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or its successor or nominee, will be payable to DTC or such successor or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose under the Deposit Agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or its successor or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the Deposit Agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series B Preferred Stock and the depositary shares representing interests in such Series B Preferred Stock. When we refer to the Series B Preferred Stock in this section, we mean both the Series B Preferred Stock and the depositary shares representing interests in such Series B Preferred Stock.

The summary is limited to taxpayers who will hold the Series B Preferred Stock as capital assets for tax purposes and who purchase the Series B Preferred Stock in the initial offering at the initial offering price. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a broker or dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	an insurance company,

•	a regulated investment company,

•	a tax-exempt organization,

•	a person that purchases or sells the Series B Preferred Stock as part of a wash sale for tax purposes,

•	a controlled foreign corporation or passive foreign investment company,

•	a partnership or other entity treated as a partnership for United States federal income tax purposes, or investors therein,

•	a real estate investment trust,

•	a person that will hold the Series B Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	a United States expatriate.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the assumption that each obligation in the Deposit Agreement will be performed in accordance with its terms.

If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the Series B Preferred Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series B Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series B Preferred Stock.

Beneficial owners of depositary shares representing shares of the Series B Preferred Stock will be treated as owners of the underlying Series B Preferred Stock for United States federal income tax purposes. Exchanges of Series B Preferred Stock for depositary shares, and depositary shares for Series B Preferred Stock, generally will not be subject to United States federal income tax.

Please consult your own tax advisor concerning the consequences of owning the Series B Preferred Stock in your particular circumstances.

United States Holders

This subsection describes the material United States federal income tax consequences of an investment in the Series B Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series B Preferred Stock and you are for United States federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions on the Series B Preferred Stock

Distributions with respect to our Series B Preferred Stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and will be includible in ordinary income. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series B Preferred Stock (and you will reduce your tax basis accordingly, but not below zero) and thereafter as capital gain from the sale or exchange of such Series B Preferred Stock. If you are a corporation, dividends received by you will generally be eligible for the dividends-received deduction under the Internal Revenue Code if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will generally qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisors regarding the availability of the dividends-received deduction or preferential qualified dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series B Preferred Stock Other than by Redemption

If you sell, exchange or otherwise dispose of your Series B Preferred Stock in a taxable transaction (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Series B Preferred Stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Redemption of the Series B Preferred Stock

The tax treatment of a redemption of Series B Preferred Stock depends upon whether the redemption is treated for United States federal income tax purposes as a disposition of the Series B Preferred Stock or as a distribution on the Series B Preferred Stock. A redemption of Series B Preferred Stock will be treated as a disposition of the Series B Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series B Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If we redeem your Series B Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize capital gain or loss equal to the amount of cash received by you less your tax basis in the Series B Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series B Preferred Stock for more than one year. Because the determination as to whether any of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent it is paid out of our current and accumulated earnings and profits. If you are a corporate holder of Series B Preferred Stock, the dividend may be treated as an “extraordinary dividend” that is subject to the special rules under Section 1059 of the Internal Revenue Code. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Series B Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the application of the extraordinary dividend rules (if you are a corporation) and the allocation of your basis between the redeemed shares and any shares of Series B Preferred Stock that you still hold (or are held by a person related to you).

Non-United States Holders

This subsection summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Stock by a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a share of the Series B Preferred Stock and you are for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Series B Preferred Stock.

If you are a United States holder, this subsection does not apply to you.

Distributions on the Series B Preferred Stock

Except as described below, if you are a Non-United States holder of the Series B Preferred Stock, dividends (including any redemption treated as a dividend for United States federal income tax purposes as discussed above under “United States Holders—Redemption of the Series B Preferred Stock”) paid to you are subject to United States federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than at the lower treaty rate) on dividend payments to you, unless you have furnished to such payor:

•

a valid United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed to Non-United States holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate Non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition or Redemption of the Series B Preferred Stock

If you are a Non-United States holder, you generally will not be subject to United States federal income tax on gain that you realize on a disposition (including a redemption that is treated as a disposition as discussed above under “United States Holders—Redemption of the Series B Preferred Stock”) of the Series B Preferred Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States (and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis);

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•

we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met. We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

If you are a Non-United States holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition at regular United States federal income tax rates. If you are a corporate Non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual Non-United States holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate) on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

As discussed above in “United States Holders—Redemption of the Series B Preferred Stock,” certain redemptions may be treated as dividends for United States federal income tax purposes. See “—Distributions on the Series B Preferred Stock,” above, for a discussion of the tax treatment of such redemptions. Furthermore, if a withholding agent is unable to determine whether the redemption should be treated as a distribution, such withholding agent may be required to withhold tax at a 30% rate on the full amount you receive (in which case, you may be eligible to obtain a refund of all or a portion of any tax).

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Internal Revenue Code, commonly known at the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-United States persons if you or any such institution or person receiving payments on your behalf fails to comply with information reporting requirements (“FATCA withholding”). You could be affected by this withholding with respect to dividends you receive on your Series B Preferred Stock if you are subject to the information reporting requirements and fail to comply with them or if you hold Series B Preferred Stock through a non-United States person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale (including by redemption) of Series B Preferred Stock effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number or (in the case of dividend payments) you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns. United States holders should provide the payor with their correct taxpayer identification number on a properly completed IRS Form W-9.

If you are a Non-United States holder, we and other payors are required to report distributions on the Series B Preferred Stock on IRS Form 1042-S even if the distributions are exempt from withholding. Copies of the information returns reporting such distributions and any withholding may also be made available by the IRS to the taxing authorities in the country in which you reside under the provisions of an applicable tax treaty or agreement. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of Series B Preferred Stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Series B Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your United States federal income tax liability, provided the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES B PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA and the Internal Revenue Code that may be applicable to us, the depositary shares or a particular investor.

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” (as defined under ERISA) with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in an excise tax or other liabilities being imposed under ERISA or the Internal Revenue Code on those persons and/or penalties and liabilities being assessed under ERISA and the Internal Revenue Code on the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non- ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition, holding or disposition of the depositary shares by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the depositary shares are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or disposition of depositary shares. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of the Series B Preferred Stock nor the underwriters, nor any of their respective affiliates (directly or indirectly), have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (as defined under ERISA) in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemption will be satisfied with respect to the depositary shares.

Because of the foregoing, depositary shares should not be acquired by any person investing assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws.

Any purchaser of depositary shares or any interest therein will be deemed to have represented by its acquisition of the depositary shares that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the depositary shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) the acquisition, holding and disposition of the depositary shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing depositary shares or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of depositary shares or any interest therein have exclusive responsibility for ensuring that their purchase and holding of the depositary shares or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Internal Revenue Code or any similar provisions of Similar Laws. The sale of depositary shares to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE DEPOSITARY SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN IS STRONGLY URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA, THE INTERNAL REVENUE CODE AND ANY OTHER SIMILAR LAWS AND ITS ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated                , 2021, we have agreed to sell to the underwriters named below and the underwriters have severally agreed to purchase the respective number of depositary shares set forth opposite their names below:

Number of Depositary Shares
Underwriters
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
UBS Securities LLC
Total

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $                per depositary share sold to retail investors. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of $                per depositary share sold to retail investors, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of depositary shares made outside of the United States may be made by affiliates of the underwriters.

We have granted to the underwriters an option, solely to cover over-allotments if any, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                additional depositary shares at the public offering price that appears on the cover page of this prospectus supplement, less underwriting discount and commission. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all underwriters in the preceding table, and will sell such depositary shares at the same price (after taking into account any accrued and unpaid dividends) as the initially purchased depositary shares.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discount and commission to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional depositary shares.

	No Exercise	Full Exercise(1)
Per depositary share	$	$
Total	$	$
(1)

Reflects full exercise of the underwriters’ option to purchase additional depositary shares and sale of such depositary shares to retail investors for which the underwriters would receive an underwriting discount of $        per depositary share.

We estimate that our total expenses for this offering, excluding underwriting discount and commission, will be approximately $        .

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

New Issue of Securities

The Series B Preferred Stock and the depositary shares are new issues of securities with no established trading market. Application will be made to list the depositary shares on NASDAQ under the symbol “TCBIO.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on NASDAQ to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion and without notice. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

No Sale of Similar Securities

We have agreed for a period of 30 days from the date of this prospectus supplement that we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any of our other securities, which are substantially similar to the Preferred Stock.

Short Positions

In connection with this offering, the underwriters may purchase and sell the depositary shares in the open market. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise. These transactions may include short sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve syndicate sales of depositary shares in excess of the number of depositary shares to be purchased by the underwriters in the offering, which create a syndicate short position. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of depositary shares in the open market while the offering is in progress. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount and commission received by it because the underwriters have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our Preferred Stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our Preferred Stock, the underwriters may bid for, and purchase, Preferred Stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Any of these activities may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market in the absence of these transactions. If the underwriters engage in any of these transactions, they may discontinue any of them at any time without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they may receive customary fees and expenses. In addition, certain employees of the underwriters may act as a director of or provide advisory or consulting services to the Company.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery of the Depositary Shares

We expect that delivery of the depositary shares will be made upon the instructions of the joint book-running managers against payment on or about the date specified on the cover of this prospectus supplement, which is the                business day following the date of pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Selling Restrictions

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area—Prohibition of Sales to EEA Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes,

(a) a “retail investor” means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and

(b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

Hong Kong

The depositary shares may not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the depositary shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the depositary shares. The depositary shares are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the depositary shares in this offer may not transfer or resell those depositary shares except to other QIIs.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor, as defined in Section 4A of the Securities and Future Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a “relevant person” (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(1A) or Section 276(4)(i)(B) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer;

(iv) where the transfer is by operation of law;

(v) as specified in Section 276(7) of the SFA; or

(vi) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B (1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

United Kingdom—Prohibition of Sales to UK Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, and “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are outside the United Kingdom, (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE SECURITIES

The validity of the Series B Preferred Stock and the depositary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for the Company by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Texas Capital appearing in Texas Capital’s Annual Report (Form 10-K) for the year ended December 31, 2020 and the effectiveness of Texas Capital’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TEXAS CAPITAL BANCSHARES, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

Texas Capital Bancshares, Inc. (“Texas Capital”) from time to time may offer and sell, in one or more offerings, any combination of the securities listed above. The preferred stock, warrants, debt securities and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Texas Capital, or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of the above securities or debt or equity securities of other entities. Texas Capital may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell Texas Capital securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, Texas Capital will not receive any proceeds from the sale of securities by any selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

Texas Capital may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us will be stated in the applicable prospectus supplement. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended. Texas Capital may also sell securities directly to investors. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included or incorporated by reference in a prospectus supplement.

Texas Capital’s common stock and 6.50% Non-Cumulative Perpetual Preferred Stock or “6.50% Preferred” trade on The Nasdaq Global Select Market under the trading symbols “TCBI” and “TCBIP”, respectively.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

These securities involve investment risks, including possible loss of principal. Please read carefully this prospectus, any applicable prospectus supplement, our periodic reports, other information we file with the U.S. Securities and Exchange Commission and any information under the section entitled “Risk Factors” beginning on page 1 of this prospectus before making a decision to invest in the securities described in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 11, 2021.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information.” Texas Capital has not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent periods that we file with the U.S. Securities and Exchange Commission, or “SEC,” and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

ABOUT THIS PROSPECTUS

All references in this prospectus to “Texas Capital,” the “Company,” “we,” “our” and “us” refer to Texas Capital Bancshares, Inc., and its consolidated subsidiaries unless the context otherwise requires. References to “Texas Capital Bank” mean Texas Capital Bank, National Association, which is our principal banking subsidiary.

This prospectus is part of a registration statement on Form S-3 that Texas Capital filed with the SEC using a “shelf” registration process. Under this shelf registration process, Texas Capital and certain holders of its securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, Texas Capital will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also modify or supersede the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information.”

This prospectus does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Texas Capital, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

Texas Capital is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains this information at www.sec.gov. You can also find information about Texas Capital by visiting Texas Capital’s website at www.texascapitalbank.com. Information contained in these websites does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows Texas Capital to “incorporate by reference” information into this prospectus. This means that Texas Capital can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the documents listed below that Texas Capital has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about Texas Capital and Texas Capital’s financial condition:

•	Annual Report on Form 10-K for the year ended December 31, 2020; and

•

The description of our common stock set forth in our registration statement on Form 10 filed on August  24, 2000 and any amendment or report filed for the purpose of updating any such description, including the form of Texas Capital common stock certificate filed as an exhibit to the registration statement of which this prospectus is a part.

Texas Capital incorporates by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of securities under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any documents filed by Texas Capital with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

You can obtain any of the documents incorporated by reference in this prospectus from Texas Capital or from the SEC through the SEC’s website at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in those documents. You can request those documents in writing or by telephone as specified below:

Texas Capital Bancshares, Inc.

Attention: Investor Relations

2000 McKinney Avenue, Suite 700,

Dallas, Texas 75201

(214) 932-6600

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any oral statements and written made by or on behalf of us may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,,” “intend” and similar expressions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices, (3) the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the ongoing COVID-19 pandemic and any other pandemic, epidemic or health-related crisis, (4) expectations regarding rates of default and credit losses, (5) volatility in the mortgage industry, (6) our business strategies, (7) our expectations about future financial performance, future growth and earnings, (8) the appropriateness of our allowance for credit losses and provision for credit losses, (9) our ability to identify, attract and retain qualified employees, (10) the impact of changing regulatory requirements and legislative changes on our business, (11) increased competition from banking organizations and other financial service providers, (12) interest rate risk, (13) greater than expected costs or difficulties related to the integration of new lines of business, products or new service offerings, (14) technological changes, (15) the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third-party providers, and (16) our success at managing the risk and uncertainties involved in the foregoing items.

In addition, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope, duration and severity of the COVID-19 pandemic, actions taken by governmental authorities and other parties in response to the COVID-19 pandemic, the scale of distribution and public acceptance of any vaccines for COVID-19 and the effectiveness of such vaccines in stemming or stopping the spread of COVID-19, and the direct and indirect impact of the COVID-19 pandemic on our customers, clients, third parties and us.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the SEC. Any forward-looking statement speaks only as of the date on which it is made. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.

Texas Capital, a Delaware corporation organized in 1996, is the parent of Texas Capital Bank. The Company is a registered bank holding company and has elected to be a financial holding company. Texas Capital Bank is headquartered in Dallas, with primary banking offices in Austin, Dallas, Fort Worth, Houston and San Antonio, the five largest metropolitan areas of Texas. Substantially all of our business activities are conducted through Texas Capital Bank. We have focused on organic growth, maintenance of credit quality and recruiting and retaining experienced bankers with strong personal and professional relationships in their communities.

We serve the needs of commercial businesses and successful professionals and entrepreneurs located in Texas as well as operate several lines of business that serve a regional or national clientele of commercial borrowers. We are primarily a secured lender, with the majority of our loans held for investment, excluding mortgage finance loans and other national lines of business, being made to businesses headquartered or with operations in Texas. Our national lines of business provide specialized lending products to businesses throughout the United States. We have benefitted from the success of our business model since inception, producing strong loan and deposit growth and favorable loss experience amidst a challenging environment for banking nationally.

At December 31, 2020, Texas Capital had consolidated total assets of approximately $37.7 billion. Texas Capital common stock and 6.50% Preferred each trade on The Nasdaq Global Select Market under the symbols “TCBI” and “TCBIP,” respectively. Texas Capital employed approximately 1,618 full-time equivalent employees at December 31, 2020.

Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 and our telephone number is (214) 932-6600.

USE OF PROCEEDS

Unless Texas Capital informs you otherwise in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all of the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock,

•	warrants,

•	debt securities,

•	depositary shares,

•	stock purchase contracts

•	stock purchase units and

•	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK AND WARRANTS

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

Under our certificate of incorporation, as amended, we have authority to issue up to 100.0 million shares of common stock, $0.01 par value per share, and 10.0 million shares of preferred stock, par value $0.01 per share. As of December 31, 2020, we had issued and outstanding 50,470,450 shares of common stock and 6.0 million shares of 6.50% Preferred, having an aggregate liquidation preference of $150.0 million.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters with respect to which the holders of our common stock are entitled to vote. Our common stock has no preemptive or conversion rights and is not subject to redemption. Holders of our common stock are not entitled to cumulative voting in the election of directors. In the event of dissolution or liquidation, after payment of all creditors and payment of liquidation preferences on preferred stock, the holders of our common stock (subject to the prior rights of the holders of any outstanding preferred stock) will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them.

The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of funds legally available therefor, subject to certain limitations under the Delaware General Corporation Law, or DGCL. We have not paid dividends on our common stock to date, and we do not anticipate paying dividends in the near future. However, the payment of dividends on our common stock is subject to the prior rights of the holders of any preferred stock. Payment of dividends on both our common stock and any preferred stock will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

Anti-Takeover Provisions.

Certain provisions of our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our stockholders as beneficial to their interests. These provisions include advance notice for nominations of directors and stockholders’ proposals, and authority to issue “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with TBCI for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.

Restrictions on Ownership.

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act, or BHC Act, requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding Common Stock. Any “company” (as defined in the BHC Act) would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of, or power to vote, 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to directly or indirectly exercise a controlling influence over management and policies; this test has been broadly applied by the Federal Reserve. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is prohibited from acquiring “control” of a bank holding company, such as Texas Capital, unless the Federal Reserve has been given prior written notice and does not issue a notice disapproving of the proposed acquisition; the acquisition, directly or indirectly, of 10% or more of our Common Stock is presumed to constitute the acquisition of control for purposes of the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder.

Listing.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCBI”.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Computershare Inc.

Preferred Stock

Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law and the rules of the Nasdaq Global Select Market, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

If we offer to sell preferred stock, we will file with the SEC the certificate of designation setting forth the terms of the preferred stock and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific terms of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

In March 2013 we issued 6.0 million shares of 6.50% Preferred having a liquidation preference of $150.0 million. Holders of 6.50% Preferred do not have voting rights, except with respect to the right to elect two directors upon non-payment of dividends for six or more quarterly dividend periods, authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the 6.50% Preferred, and as otherwise required by applicable law. The 6.50% Preferred ranks senior to our common stock as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

During any dividend period, so long as any share of 6.50% Preferred remains outstanding and except as otherwise provided below, (i) no dividend may be paid, declared or set apart for any payment on and no distribution shall be made on our common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority in the payment of dividends (other than a dividend payable solely in stock that ranks junior to the 6.50% Preferred with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up) and (ii) no shares of common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority or is in parity with in the payment of dividends, may be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless full dividends on all outstanding shares of the 6.50% Preferred for the most recently completed quarterly dividend period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment) and any prior redemption requirements with respect to shares of the 6.50% Preferred have been complied with.

A dividend period for the 6.50% Preferred is the period from and including a dividend payment date to but excluding the next dividend payment date.

The limitations on dividends and other distributions described in the paragraph above do not apply to:

•

redemptions, purchases or other acquisitions of shares of common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority in the payment of dividends in connection with the administration of any employee benefit plan in the ordinary course of business;

•

any dividends or distributions of rights or common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority in the payment of dividends in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

•

the acquisition by us or any of our subsidiaries of record ownership in common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority or is in parity with in the payment of dividends for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•	the exchange or conversion of common stock for or into other capital stock that is junior to the 6.50% Preferred and the payment of cash solely in lieu of fractional shares.

Subject to the restrictions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and other stock ranking equally with or junior to the 6.50% Preferred from time to time out of any assets legally available for such payment in amounts permitted by applicable regulatory authorities, and the holders of the 6.50% Preferred will not be entitled to participate in those dividends.

So long as any shares of 6.50% Preferred are outstanding, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of 6.50% Preferred, voting separately as a single class, shall be necessary for effecting or validating:

•

any amendment or alteration of our certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the 6.50% Preferred with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

•

any amendment or alteration of our certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the 6.50% Preferred with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

•

any consummation of a binding share exchange or reclassification involving the 6.50% Preferred, or of a merger or consolidation of Texas Capital with or into another corporation or other entity, unless (x) the shares of 6.50% Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which Texas Capital is not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or other entity or of an entity controlling such surviving corporation or other entity that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (y) the shares of 6.50% Preferred remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the 6.50% Preferred.

The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of 6.50% Preferred have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

Our 6.50% Preferred is listed on The Nasdaq Global Select Market under the symbol “TCBIP”.

Warrants

We may issue warrants for the purchase of common stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants Texas Capital is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the designation and terms of any securities with which warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	United States federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Unless otherwise stated in an applicable prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any of the rights of holders of common stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, on the common stock or other securities purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Any debt securities issued using this prospectus, or “Debt Securities,” will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities, or “Senior Debt Securities,” or our subordinated debt securities, or “Subordinated Debt Securities.” The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, or the “Trustee.” Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under the Subordinated Indenture between Texas Capital Bancshares, Inc. and U.S. Bank National Association, as Trustee, dated September 21, 2012 (the “Subordinated Indenture”), filed as an exhibit to the registration statement of which this prospectus is a part. Together, the Senior Indenture and the Subordinated Indenture, as they may be amended or supplemented from time to time, are called “Indentures.”

The sole source of funding of our parent company financial obligations has consisted of proceeds of capital markets transactions and cash payments from the Bank for debt service. We may in the future seek to rely upon receipt of dividends paid by the Bank to meet our financial obligations. The Bank is subject to statutory dividend restrictions. Under such restrictions, national banks may not, without the prior approval of the Office of the Comptroller of the Currency, or OCC, declare dividends in excess of the sum of the current year’s net profits plus the retained net profits from the prior two years, less any required transfers to surplus. The Basel III Capital Rules further limit the amount of dividends that may be paid by our Bank. In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, the Bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized.

Our debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since any right we have to receive any assets of our subsidiaries will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Capital loans that we make to the Bank are by their terms subordinate in right of payment to deposits and to other indebtedness of the Bank.

We have summarized the material provisions of the Debt Securities and the Indentures below. The following description of the Indentures and our Debt Securities is only a summary of the material terms, does not purport to be complete, and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal, and other terms, as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series, and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

The form of the Senior Indenture and the Subordinated Indenture has been filed with the SEC as referenced in the list of exhibits to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Your rights are defined by the terms of the Indentures, not the summary provided in this prospectus or a prospectus supplement. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable.

Capitalized terms used in the summary and not otherwise defined herein have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.05). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt (“Senior Debt”). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

•	the form and title of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the dates on which the principal of the Debt Securities will mature;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;

•	the place or places where payments on the Debt Securities will be payable;

•	whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default or rights of holders upon an Event of Default;

•	whether the Debt Securities will be issued pursuant to a medium-term note program;

•

whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not prohibited by the Indenture (Section 2.05).

The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness, whether existing at the date of issuance of the Senior Debt Securities or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of issuance of the Senior Debt or subsequently incurred (Article XIII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

If stated in the applicable prospectus supplement, the Subordinated Debt Securities covered by that prospectus supplement will be intended to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve, for bank holding companies. The guidelines set forth specific criteria for Subordinated Debt Securities to qualify as Tier 2 Capital, including among other things that the Subordinated Debt Securities must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•

not contain provisions permitting the holders of the debt to accelerate payment of principal or interest prior to maturity except in the event of a receivership, insolvency, liquidation, or similar proceeding of the issuer;

•	not be credit sensitive;

•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Conversion Rights

The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of the Indenture, as will be described in the applicable prospectus supplement. Such terms will include the conversion price, the conversion period, whether conversion will be at the option of the holders of such series of Debt Securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.08).

Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable Indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the Indenture. Bearer securities will not be issued in exchange for registered securities.

The holder may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable Indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of Debt Securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, Debt Securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if Debt Securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of Debt Securities. The Debt Security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.06). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to

(1)

issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or

(2)	register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.09).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.17).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.17). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more

Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest payment (Section 2.14).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series.

Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if any) is a corporation and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)

immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)

failure to pay principal of or premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)

failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5)

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), which continues for 90 days after written notice has been given, as provided in such Indenture;

(6)

any judgment or decree for the payment of money in excess of an amount to be determined at the time the series of Debt Securities is created is entered against us or any Restricted Subsidiary, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(7)	certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary (Section 6.01).

Except as may be summarized in a prospectus supplement and set forth in a supplemental indenture or the board resolution creating a series of Debt Securities, if an Event of Default (other than an Event of Default with respect to Texas Capital described in clause (7) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, by notice as provided in the Indenture, may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Texas Capital described in clause (7) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not, to their knowledge, we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification, amendment or waiver (Section 9.02).

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the first two bullet points above, of the amount described in such clause).

Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 8.03).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)

all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may, at any time, exercise our option to have all of our obligations discharged with respect to the Debt Securities of a series, which we call “legal defeasance.” In addition, we may, at any time, exercise our option to have certain restrictive covenants released with respect to the Debt Securities of a series, which we call “covenant defeasance.”

Legal Defeasance.

The Indentures may provide for the exercise of legal defeasance with respect to any Debt Securities (Section 11.02). Upon the exercise of this option, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (7) under “—Events of Default,” at any time until 121 days after such deposit;

•	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance.

The Indenture may provide for the exercise of covenant defeasance with respect to any Debt Securities (Section 11.02). Upon the exercise of this option, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default with respect to such Debt Securities. If such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities.

Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements listed in the last four bullet points in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the relevant prospectus supplement. The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. We will file the form of deposit agreement, including the form of depositary receipt, with the SEC before we issue any depositary shares. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Texas Capital.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Texas Capital, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from Texas Capital that are delivered to the preferred stock depositary and that Texas Capital is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Texas Capital will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Texas Capital and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Texas Capital and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before Texas Capital issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement, if required.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.

To the extent required by law, the applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In addition, to the extent this prospectus is used by any selling stockholder to resell common stock or other securities, information with respect to the selling stockholder will be contained in a prospectus supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions, including at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or any selling stockholder may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We or any selling stockholder may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

Agents, dealers and underwriters may contract for or otherwise be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling stockholder and the agents, dealers and underwriters. Agents, dealers and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us and our affiliates or any selling stockholder in the ordinary course of business.

Each series of securities other than the common stock and 6.50% Preferred, which are listed on The Nasdaq Global Select Market under the trading symbols “TCBI” and “TCBIP”, respectively, and certain series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and 6.50% Preferred, may or may not be listed on a national securities exchange. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We and any selling stockholder make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.

Agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from us, any selling stockholder or our purchasers, as their agents in connection with the sale of our securities. These agents, dealers or underwriters may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any such agent, dealer or underwriter and describe any compensation received by them from us or any selling stockholder. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of any securities being offered pursuant to this prospectus and any accompanying prospectus supplement.

We or any selling stockholder may also sell securities directly to one or more purchasers without using agent, dealers or underwriters or agents. We or any selling stockholder may sell securities upon the exercise of rights that we or any selling stockholder may issue to our security holders. We or any selling stockholder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Texas Capital appearing in Texas Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Texas Capital’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

TEXAS CAPITAL BANKSHARES INC.

Depositary Shares Each Representing a 1/40th

Interest in a Share of             % Fixed Rate Non-Cumulative

Perpetual Preferred Stock, Series B

Joint Book-Running Managers

Morgan Stanley

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

UBS Investment Bank

February                , 2021